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Exhibit 99.3

                                   (AMEX:GTA)


AT THE COMPANY
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W. Bradley Blair, II
President and Chief Executive Officer
Scott D. Peters
Chief Financial Officer
(843)723-4653

FOR IMMEDIATE RELEASE
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JUNE 26, 2001

          GOLF TRUST OF AMERICA AND ITS LENDERS RESCHEDULE HEARING DATE
          -------------------------------------------------------------

CHARLESTON, SC, June 26, 2001 - Golf Trust of America, Inc. (AMEX:GTA) announced today that due to continuing discussions with its lenders, the preliminary injunction hearing set for June 26, 2001 in the North Carolina Business Court has been rescheduled for July 10, 2001.

         Golf Trust of America, Inc. is a real estate investment trust involved in the ownership of high-quality golf courses in the United States. The Company currently owns an interest in 34.5 (eighteen-hole equivalent) golf courses.

                                      # # #

CERTAIN MATTERS DISCUSSED IN THIS PRESS RELEASE MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE FEDERAL SECURITIES LAWS. ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN OR CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS INCLUDING GENERAL ECONOMIC CONDITIONS, COMPETITION FOR GOLF COURSE ACQUISITIONS, THE AVAILABILITY OF EQUITY AND DEBT FINANCING, INTEREST RATES AND OTHER RISK FACTORS AS OUTLINED IN THE COMPANY'S SEC REPORTS.